UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  June 9, 2005


                               PLIANT CORPORATION
               ---------------------------------------------------
               (Exact name of company as specified in its charter)


           UTAH                        333-40067                87-0496065
----------------------------   ------------------------   ----------------------
(State or other jurisdiction   (Commission file number)        (IRS Employer
     of incorporation)                                    Identification Number)

                         1475 Woodfield Road, Suite 700
                              Schaumburg, IL 60173
               (Address of principal executive offices) (Zip Code)


                                 (847) 969-3300
                ------------------------------------------------
                COMPANY'S TELEPHONE NUMBER, INCLUDING AREA CODE:


                                      N.A.
          (Former name or former address if changed since last report)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     Effective January 1, 2005, Pliant Corporation adopted the 2005 Management Incentive Compensation Plan (the "Plan"). The Plan provides performance-based incentives related to achievement of certain EBITDA and operating free cash flows goals for 2005 for eligible officers and other key management personnel of the Pliant Corporation and certain of its subsidiaries. The form of the Plan is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. Each of the named executive officers of Pliant Corporation which are participants in the Plan, executed the Plan on June 9, 2005. Each of the individualized exhibits to the Plan for the named executive officers are attached hereto and incorporated by reference.

     Effective June 10, 2005, Pliant Corporation entered into an Employment Agreement with its Chief Operating Officer, R. David Corey. Mr. Corey was name Chief Operating Officer in March, 2004. He joined Pliant Corporation as an Executive Vice President for Global Operations in November 2003. Mr. Corey has over 30 years of experience leading extrusion-based manufacturing businesses. The Employment Agreement is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENT AND EXHIBITS

(c)  The following items are included as Exhibits to this report

10.1     Form of 2005 Management Incentive Compensation Plan

10.2     Exhibits to R. David Corey Plan

10.3     Exhibits to Paul R. Frantz Plan

10.4     Exhibits to Greg E. Gard Plan

10.5     Exhibits to Kenneth J. Swanson Plan

10.6     Corey Employment Agreement


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PLIANT CORPORATION


Date: June 10, 2005                  By:  /s/ Harold C. Bevis
                                         ---------------------------------------
                                         Harold C. Bevis
                                         President, Chief Executive Officer, and
                                         Acting Chief Financial Officer